Exhibit 99.1

BankAtlantic Completes the Sale of its 19 Tampa Branches to PNC Bank

FORT LAUDERDALE, Florida – June 6, 2011 — BankAtlantic Bancorp, Inc. (NYSE: BBX), the parent company of BankAtlantic, today announced BankAtlantic has completed its previously announced agreement to sell its Tampa – St. Petersburg franchise to PNC Bank, N.A., part of the PNC Financial Services Group Inc. (NYSE: PNC).

Under the transaction, BankAtlantic sold its 19 branches and 2 related facilities in the Tampa – St. Petersburg area and the associated deposits to PNC. PNC paid BankAtlantic a premium for the deposits it assumed plus the net book value of the acquired real estate and fixed assets associated with the branches and facilities.

BankAtlantic Bancorp’s Chairman and Chief Executive Officer, Alan B. Levan, commented, “We anticipate recording a net gain of approximately $38.2 million in connection with the transaction, and our assets will decline by approximately $336 million. Further, this transaction is expected to add approximately 145 basis points to each of our regulatory capital ratios.

“This transaction allows BankAtlantic, now at approximately $4 billion in total assets, to focus its efforts on its core, primary market through its broad network of 79 branches in Southeast Florida extending from Miami-Dade, Broward, Palm Beach, Martin and St. Lucie counties,” Mr. Levan concluded.

About BankAtlantic Bancorp:

BankAtlantic Bancorp (NYSE: BBX) is a bank holding company and the parent company of BankAtlantic. For further information, please visit us at: www.BankAtlanticBancorp.com.

About BankAtlantic:

BankAtlantic, Florida’s Most Convenient Bank, is one of the largest financial institutions headquartered in Florida. Via its broad network of community branches and conveniently located ATMs, BankAtlantic provides a full line of personal, small business and commercial banking products and services. BankAtlantic is open 7 days a week and offers extended weekday hours, Online Banking & Bill Pay, a 7-Day Customer Service Center, Change Exchange coin counters, as well as retail and business checking accounts. For further information, please visit us at www.BankAtlantic.com. Member FDIC.

BankAtlantic Bancorp Contact Info:

Leo Hinkley, Investor and Media Relations Officer

Telephone: (954) 940-5300

Email: InvestorRelations@BankAtlanticBancorp.com

BankAtlantic, “Florida’s Most Convenient Bank,” Contact Info:

Media Relations:

Sharon Lyn, Vice President

Telephone: 954-940-6383, Fax: 954-940-5320

Email: CorpComm@BankAtlanticBancorp.com

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Except for historical information contained herein, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of BankAtlantic Bancorp, Inc. (“the Company”) and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company’s control. This includes, but is not limited to, the risk that the sale of our Tampa branch operations may not have the positive financial impact currently anticipated. In addition to the risks identified above, reference is also made to other risks and uncertainties detailed in reports filed by BankAtlantic Bancorp with the Securities and Exchange Commission, including, without limitation, those described in the “Risk Factors” section of BankAtlantic Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2011 and BankAtlantic Bancorp’s quarterly report on Form 10-Q for the quarter ended March 31, 2011. BankAtlantic Bancorp cautions that the foregoing risks and uncertainties are not exclusive.